PROXY

                             MONEY MARKET PORTFOLIO

                                       OF
                           MET INVESTORS SERIES TRUST

                         SPECIAL MEETING OF SHAREHOLDERS

                                 April 27, 2005

     KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the Money Market Portfolio of Met Investors Series Trust (the "Trust") hereby appoints Elizabeth M. Forget, Richard C. Pearson and Jeffrey A. Tupper, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of the Portfolio to be held on April 27, 2005, at the offices of the Trust, 22 Corporate Plaza Drive, Newport Beach, California 92660, at 9:00 a.m. local time, and at any adjournment thereof ("Meeting"), as follows:

1. To approve an Agreement and Plan of Reorganization whereby BlackRock Money Market Portfolio, a series of Metropolitan Series Fund, Inc., will (i) acquire all of the assets of Money Market Portfolio, a series of the Trust; and (ii) assume all of the liabilities of the Trust's Money Market Portfolio.


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

                  FOR  [            ]       AGAINST  [                 ]        ABSTAIN  [                ]

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     Discretionary  authority is hereby conferred as to all other matters as may properly come before the Meeting.

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED.

                                            Dated:                       , 2005
                                                  -----------------------

                                             ----------------------------
                                            Name of Insurance Company

                                            -----------------------------
                                            Name and Title of Authorized Officer

                                            ------------------------------
                                            Signature of Authorized Officer

MONEY MARKET
PORTFOLIO
Name(s) of Separate Account(s)
Of the Insurance Company
Owning Shares in this Portfolio:
________ Insurance Company
Separate Account ____


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                     2 EASY WAYS TO VOTE                                          MET INVESTORS SERIES TRUST
                                                                                    MONEY MARKET PORTFOLIO


1.  Return this voting instruction form using the enclosed        22 Corporate Plaza Drive, Newport Beach, California 92660
    postage-paid envelope.
2.  Vote by Internet - see instructions in Prospectus/Proxy                    VOTING INSTRUCTION FORM FOR THE
    Statement.                                                                 Special Meeting of Shareholders
                                                                                  April 27, 2005, 9:00 a.m.
***  CONTROL NUMBER:                           ***
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MONEY MARKET PORTFOLIO

The undersigned hereby instructs [insert name of insurance company that issued the variable insurance contract or policy] (the "Company") to vote the shares of the Money Market Portfolio (the "Portfolio"), a series of Met Investors Series Trust (the "Trust"), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of the Portfolio to be held at the offices of the Trust, 22 Corporate Plaza Drive, Newport Beach, California 92660, at 9:00 a.m. Pacific Time on April 27, 2005, and at any adjournments thereof.

The Company and the Board of Trustees of the Trust solicit your voting instructions and recommend that you instruct the Company to vote "FOR" the Proposal. The Company will vote the appropriate number of Portfolio shares pursuant to the instruction given. If no instruction is set forth on a returned form as to the Proposal, the Company will vote FOR the Proposal.



                                               Date ________________, 2005



                                                     PLEASE SIGN IN BOX BELOW




               Signature - Please sign exactly as your name appears at left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.



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             Please fold and detach card at perforation before mailing.







TO VOTE FOR, AGAINST OR ABSTAIN FROM VOTING ON THE PROPOSAL, CHECK THE APPROPRIATE BOX BELOW.

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

                                                                              FOR           AGAINST          ABSTAIN
To approve the Agreement and Plan of Reorganization with respect to the acquisition of Money Market Portfolio, a series of the Trust, by
BlackRock Money Market Portfolio, a series of the Metropolitan Series
Fund, Inc.



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